Exhibit 99.1

Saia Reports Second Quarter Results

JOHNS CREEK, GA – July 25, 2025 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2025 financial results. Diluted earnings per share for the quarter were $2.67 compared to $3.83 in the second quarter of 2024.

Highlights from the second quarter operating results were as follows:

Second Quarter 2025 Compared to Second Quarter 2024 Results

•
Revenue was $817.1 million, a 0.7% decrease
•
Operating income was $99.4 million, a 27.8% decrease
•
Operating ratio of 87.8% compared to 83.3%
•
LTL shipments per workday decreased 2.8%
•
LTL tonnage per workday increased 1.1%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, decreased 1.2%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 2.7%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, "I was pleased with our team's ability to focus on what was within our control in the second quarter. Our continued emphasis on taking care of the customer in all of our markets, mix management, and managing costs to adjust to current volume trends demonstrated our ability to navigate a dynamic backdrop."

Executive Vice President and CFO, Matt Batteh, noted that, "Our customer first focus is yielding tangible results, especially in our newer markets, as our facilities opened for less than three years continue to lead the charge in volume and revenue growth. We continued to see improvements in operational efficiencies throughout Q2, demonstrating the value of our long-term strategy of getting closer to the customer and building density in the network."

Financial Position and Capital Expenditures

We ended the second quarter of 2025 with $18.8 million of cash on hand and total debt of $309.1 million, which compares to $11.2 million of cash on hand and total debt of $176.7 million at June 30, 2024.

Saia, Inc. Second Quarter 2025 Results

Net capital expenditures were $375.6 million during the first six months of 2025, compared to $681.3 million in net capital expenditures during the first six months of 2024. In 2025, we anticipate that net capital expenditures will be approximately $600 million to $650 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-877-317-6789 and request to join the Saia, Inc. call. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 25, 2025 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-877-344-7529 referencing conference ID #9136263.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 213 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) risks arising from remote work, including increased risk

Saia, Inc. Second Quarter 2025 Results

of related cybersecurity incidents; (12) failure to keep pace with technological developments; (13) liabilities and costs arising from the use of artificial intelligence; (14) labor relations, including the adverse impact should a portion of our workforce become unionized; (15) cost, availability and resale value of real property and revenue equipment; (16) supply chain disruption and delays on new equipment delivery; (17) capacity and highway infrastructure constraints; (18) changes in U.S. trade policy and the impact of tariffs; (19) risks arising from international business operations and relationships; (20) seasonal factors, harsh weather and disasters caused by climate change; (21) the creditworthiness of our customers and their ability to pay for services; (22) our need for capital and uncertainty of the credit markets; (23) the possibility of defaults under our debt agreements, including violation of financial covenants; (24) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (25) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (26) dependence on key employees; (27) employee turnover from changes to compensation and benefits or market factors; (28) increased costs of healthcare benefits; (29) damage to our reputation from adverse publicity, including from the use of or impact from social media; (30) failure to achieve acquisition synergies or disruption to our business due to such acquisitions; (31) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (32) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (33) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (34) unforeseen costs from new and existing data privacy laws; (35) changes to the way LTL freight is categorized; (36) costs from new and existing laws regarding how to classify workers; (37) changes in accounting and financial standards or practices; (38) widespread outbreak of an illness or any other communicable disease; (39) international conflicts and geopolitical instability; (40) evolving stakeholder expectations regarding environmental and social issues; (41) provisions in our governing documents and Delaware law that may have anti-takeover effects; (42) issuances of equity that would dilute stock ownership; (43) weakness, disruption or loss of confidence in financial or credit markets; and (44) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Saia, Inc. Second Quarter 2025 Results

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets

Current Assets:
Cash and cash equivalents	$18,837	$19,473
Accounts receivable, net	347,196	322,991
Prepaid expenses and other	85,117	93,305
Total current assets	451,150	435,769

Property and Equipment:
Cost	4,133,481	3,790,069
Less: accumulated depreciation	1,321,880	1,233,134
Net property and equipment	2,811,601	2,556,935
Operating Lease Right-of-Use Assets	145,336	126,828
Other Assets	49,639	47,325
Total assets	$3,457,726	$3,166,857

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$128,993	$114,560
Wages, vacation and employees' benefits	61,909	49,953
Other current liabilities	80,970	81,162
Current portion of long-term debt	1,967	5,313
Current portion of operating lease liability	28,970	27,372
Total current liabilities	302,809	278,360

Other Liabilities:
Long-term debt, less current portion	307,124	194,981
Operating lease liability, less current portion	106,282	96,798
Deferred income taxes	236,536	219,062
Claims, insurance and other	68,453	66,385
Total other liabilities	718,395	577,226

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	300,593	295,106
Deferred compensation trust	(9,418)	(7,981)
Retained earnings	2,145,320	2,024,119
Total stockholders' equity	2,436,522	2,311,271
Total liabilities and stockholders' equity	$3,457,726	$3,166,857

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2025 and 2024
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2025	2024	2025	2024
Operating Revenue	$817,115	$823,244	$1,604,690	$1,578,019

Operating Expenses:
Salaries, wages and employees' benefits	390,975	372,240	780,231	713,953
Purchased transportation	57,699	61,047	117,548	113,554
Fuel, operating expenses and supplies	161,634	160,877	328,305	317,202
Operating taxes and licenses	22,014	19,693	42,451	39,459
Claims and insurance	22,826	18,828	44,371	36,291
Depreciation and amortization	62,546	52,536	121,589	101,385
Other operating, net	22	430	628	670
Total operating expenses	717,716	685,651	1,435,123	1,322,514

Operating Income	99,399	137,593	169,567	255,505

Nonoperating (Income) Expenses:
Interest expense	4,742	2,412	9,027	2,954
Interest income	(34)	(110)	(73)	(865)
Other, net	(873)	(326)	(516)	(1,114)
Nonoperating expenses, net	3,835	1,976	8,438	975

Income Before Income Taxes	95,564	135,617	161,129	254,530
Income Tax Provision	24,173	33,098	39,928	61,316
Net Income	$71,391	$102,519	$121,201	$193,214

Weighted average common shares outstanding - basic	26,739	26,691	26,730	26,682
Weighted average common shares outstanding - diluted	26,785	26,802	26,782	26,798

Basic earnings per share	$2.67	$3.84	$4.53	$7.24
Diluted earnings per share	$2.67	$3.83	$4.53	$7.21

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2025 and 2024
(Amounts in thousands)
(Unaudited)
	Six Months
	2025	2024
Operating Activities:
Net cash provided by operating activities	$279,815	$237,242
Net cash provided by operating activities	279,815	237,242
Investing Activities:
Acquisition of property and equipment	(377,540)	(681,919)
Proceeds from disposal of property and equipment	1,967	643
Other	(8,394)	4,999
Net cash used in investing activities	(383,967)	(676,277)
Financing Activities:
Borrowing of revolving credit facility, net	113,000	67,000
Borrowing of private shelf agreement	–	100,000
Proceeds from stock option exercises	2,463	1,993
Shares withheld for taxes	(7,744)	(7,968)
Other financing activity	(4,203)	(7,036)
Net cash provided by financing activities	103,516	153,989
Net (Decrease) Increase in Cash and Cash Equivalents	(636)	(285,046)
Cash and Cash Equivalents, beginning of period	19,473	296,215
Cash and Cash Equivalents, end of period	$18,837	$11,169

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2025 and 2024
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2025	2024	Change	2025	2024	Change
Workdays				64	64
Operating ratio	87.8%	83.3%
LTL tonnage (1)	1,576	1,559	1.1	24.63	24.36	1.1
LTL shipments (1)	2,261	2,327	(2.8)	35.33	36.36	(2.8)
LTL revenue/cwt.	$25.20	$25.75	(2.1)
LTL revenue/cwt., excluding fuel surcharge	$21.42	$21.69	(1.2)
LTL revenue/shipment	$351.36	$345.07	1.8
LTL revenue/shipment, excluding fuel surcharge	$298.71	$290.72	2.7
LTL pounds/shipment	1,394	1,340	4.0
LTL length of haul (2)	893	888	0.6

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.